Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Nicholas Aretakis Named AnalogicTech Vice President of Worldwide Sales

Industry Veteran Brings More Than 20 Years of Semiconductor Experience

to Lead Power Management IC Sales Team

Sunnyvale, CA – November 1, 2005 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today announced that Nicholas Aretakis has joined the company as Vice President of Worldwide Sales. Aretakis will be responsible for driving the company’s global sales team with a primary focus on expanding AnalogicTech’s Asia-centric business strategy.

Aretakis reports directly to Richard K. Williams, President, Chief Executive Officer, and Chief Technical Officer of AnalogicTech. “Nicholas has an enormous amount of relevant semiconductor experience, most notably in the Korean, Taiwanese, Chinese, and Japanese telecom, consumer, and PC markets,” said Williams. “We believe his sales management success in our core markets will positively impact our entire organization.”

With more than 20 years of experience in the semiconductor industry, Aretakis is a corporate-level sales executive with extensive international business development experience. He has serviced international markets spanning North America, Southeast Asia, and Western Europe. Before joining AnalogicTech, Aretakis served for more than three years in the Office of the President for GlobespanVirata, Inc., where he led an integrated sales, marketing, operations, and communications team for the $500M+, 700-person company. Prior to this, Aretakis was Vice President of Worldwide Sales for GlobeSpan, Inc., where he led the growth of revenues from $20 million to more than $350 million in only three years. Earlier in his career, Aretakis served as Vice President of Sales and Acting Vice President of Marketing at ESS Technology, Inc.,

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Director of Sales at Media Vision, Inc., and Director of Sales at SEEQ Technology, Inc. He began his semiconductor industry career serving as Marketing Manager for non-volatile memory products at Microchip Technology, Inc.

Aretakis holds a B.S. in Electrical Engineering from Columbia University, and a B.A. in Mathematics from Hobart College (Cum Laude).

Nilsson to Focus on Marketing

Since May 2002, Jan Nilsson has served as Vice President of both Marketing and Sales for AnalogicTech, during which time the company enjoyed record growth. Building on that success, Nilsson will now assume the role of Vice President of Marketing and Business Development, where, in addition to managing marketing and central applications, his responsibilities have been expanded to include business development and M&A activities.

“While we have no specific acquisition in mind, fast growing companies cannot neglect opportunities for inorganic growth and IP acquisition to complement their internal product development, marketing, and sales activities. As our business activity has steadily increased, it became clear that it was time to divide the executive-level responsibility for sales, marketing, and business development. The combination of Jan’s marketing and business expertise and Nicholas’ international semiconductor sales experience will be invaluable as we expand our product lines and global customer penetration,” concluded Williams.

For More Information

Headquarters Contact:	Agency Contact:	Investor Contact:

Heather Savage	Matthew Quint	Lisa Laukkanen
AnalogicTech	Quint Public Relations	The Blueshirt Group
+1-408-737-4720	+1-650-599-9450	+1-415-217-4967
hsavage@analogictech.com	mquint@quintpr.com	lisa@blueshirtgroup.com

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of power management semiconductors for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, and digital audio players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech is headquartered in Sunnyvale, California, with offices in Beijing, Hong Kong, Japan, Shanghai, Shenzhen, South Korea, Sweden, and Taiwan, as well as a worldwide network of sales representatives and distributors. For more information, please visit the AnalogicTech website: www.analogictech.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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